EXHIBIT 4.9

                                     FOURTH
                      DEED OF TRUST MODIFICATION AGREEMENT


         FOURTH DEED OF TRUST MODIFICATION AGREEMENT (this "Agreement") made this 30th day of June, 2000, among PROMUS HOTELS, INC., a Delaware corporation, having an office at 755 Crossover Lane, Memphis, Tennessee 38117-4900 ("Beneficiary"), APPLE SUITES REIT LIMITED PARTNERSHIP, a Virginia limited partnership ("Fee Owner"), APPLE SUITES SERVICES LIMITED PARTNERSHIP, a Virginia limited partnership ("Lessee"; together with Fee Owner, collectively, "Grantor"), each of Fee Owner and Lessee having an office at 306 East Main Street, Richmond, Virginia 23219, and DAVID LONG, an individual, having an address at Hoge, Evans, Holmes, Carter & Ledbetter, PLLC, 4311 Oak Lawn Avenue, Suite 600, Dallas, Texas 75219 ("Trustee").

                             Preliminary Statement

         Beneficiary is the beneficiary under, and the lawful owner and holder of the obligations secured by, the Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated October 5, 1999, from Grantor to Trustee, as trustee, recorded in the County Clerk's Office in Collin County, Texas on October 6, 1999 in Book 04516 at Page 01103, as amended by Deed of Trust Modification Agreement dated November 29, 1999 among Beneficiary, Grantor and Trustee, as trustee, as amended by Second Deed of Trust Modification Agreement dated December 22, 1999 among Beneficiary, Grantor and Trustee, as trustee, and by Third Deed of Trust Modification Agreement dated May 8, 2000 among Beneficiary, Grantor and Trustee, as trustee, all of which have been or are to be recorded in the County Clerk's

Office in Collin County, Texas (as amended, the "Deed of Trust"). The Deed of Trust secures a $7,350,000 note of Apple Suites, Inc. ("Borrower") dated October 5, 1999, a $30,210,000 note of Borrower dated November 29, 1999, a $4,384,500 note of Borrower dated December 22, 1999 and a $11,616,750 note of Borrower dated May 8, 2000 (said notes, collectively, the "Original Notes"), which Original Notes evidence purchase money loans (collectively, the "Loans") in the aggregate amount of $53,561,250 from Beneficiary to Grantor. Borrower indirectly owns one hundred percent (100%) of the beneficial interests in Fee Owner.

         Pursuant to an Agreement of Sale dated November 22, 1999 between Beneficiary, Hampton Inns, Inc. and Promus Hotels Florida, Inc., as sellers, and Borrower, as buyer, Borrower is on the date hereof to acquire certain premises described therein and in connection therewith, Borrower will borrow $11,163,750 from Beneficiary and has executed and delivered to Beneficiary its note, dated the date hereof, obligating it to pay the sum of $11,163,750 (the "New Note").

         In consideration of such additional loan by Beneficiary to Borrower, Beneficiary and Grantor have agreed to modify the Deed of Trust to secure the New Note and thereby increase the Note Amount secured by the Deed of Trust and in the manner hereinafter set forth, and Trustee has agreed to join in the execution of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. The Deed of Trust is modified as follows: The term "Note" shall mean, collectively, the Original Notes and the New Note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, from time to time and the term "Note Amount" shall mean $64,725,000.

         2. Grantor warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Deed of Trust, as modified hereby, including, without limitation, its obligation for the payment of the Note.

         3. Except as modified in the manner set forth above, the Deed of Trust shall remain unmodified and in full force and effect.

         4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

                                     PROMUS HOTELS, INC.


                                     By /s/ Mariel C. Albrecht
                                       ----------------------------------------
                                        Name:  Mariel C. Albrecht
                                        Title: Senior Vice President


                                     APPLE SUITES REIT LIMITED PARTNERSHIP,
                                     a Virginia limited partnership

                                     By: Apple Suites General, Inc.,
                                         its general partner


                                         By  /s/  Glade M. Knight
                                           ------------------------------------
                                             Name:  Glade M. Knight
                                             Title: President


                                     APPLE SUITES SERVICES LIMITED PARTNERSHIP, a Virginia limited partnership

                                     By: Apple Suites Services General, Inc.,
                                         its general partner


                                         By  /s/  Glade M. Knight
                                           ------------------------------------
                                             Name:  Glade M. Knight
                                             Title: President


                                     /s/  David W. Long
                                     ------------------------------
                                     DAVID LONG, as Trustee

STATE OF NEW YORK

COUNTY OF NEW YORK


         THIS INSTRUMENT was acknowledged before me on the 28th day of June, 2000, by Mariel C. Albrecht, Senior Vice President of Promus Hotels, Inc., a Delaware corporation.



                                            /s/ Jennifer A. Meyer
                                           ------------------------------------
                                            Notary Public, State of New York

                                            Printed Name: Jennifer A. Meyer
                                                         ----------------------

                                            Commission Expires: 11/8/01
                                                               ----------------


                                                      JENNIFER A. MEYER
                                              NOTARY PUBLIC, State of New York
                                                      No. 31-6032912
                                                Qualified in New York County
                                             Commission Expires November 8, 2001

STATE OF VIRGINIA

CITY OF RICHMOND


                  THIS INSTRUMENT was acknowledged before me on the 28th day of June, 2000, by Glade M. Knight, President of Apple Suites General, Inc., a Virginia corporation, as general partner of Apple Suites REIT Limited Partnership, on behalf of said Apple Suites General, Inc., as general partner of Apple Suites REIT Limited Partnership.


                                            /s/ Jacquelyn B. Owens
                                           ------------------------------------
                                            Notary Public, State of Virginia

                                            Printed Name: Jacquelyn B. Owens
                                                         ----------------------

                                            Commission Expires: 6/30/03
                                                               ----------------

STATE OF VIRGINIA

CITY OF RICHMOND


         THIS INSTRUMENT was acknowledged before me on the 28th day of June, 2000, by Glade M. Knight, President of Apple Suites Services General, Inc., a
Virginia corporation, as general partner of Apple Suites Services Limited Partnership, on behalf of said Apple Suites Services General, Inc., as general partner of Apple Suites Services Limited Partnership.


                                            /s/ Jacquelyn B. Owens
                                           ------------------------------------
                                            Notary Public, State of Virginia

                                            Printed Name: Jacquelyn B. Owens
                                                         ----------------------

                                            Commission Expires: 6/30/03
                                                               ----------------

STATE OF TEXAS

COUNTY OF DALLAS

         THIS INSTRUMENT was acknowledged before me on the 29th day of June, 2000, by David Long, an individual.


                                            /s/ Debra A. Bradshaw
                                           ------------------------------------
                                            Notary Public, State of Texas
             DEBRA A. BRADSHAW
           MY COMMISSION EXPIRES            Printed Name: Debra A. Bradshaw
               March 3, 2001                             ----------------------

                                            Commission Expires: 03/03/01
                                                               ----------------